UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2017, American International Group, Inc. (“AIG”) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 28, 2017, AIG held its Annual Meeting of Shareholders at which holders of AIG’s common stock, par value $2.50 per share (“AIG Common Stock”), voted upon (i) the election of thirteen nominees as directors until the next annual election and until their successors are duly elected and qualified; (ii) a non-binding advisory resolution to approve executive compensation; (iii) a proposal to amend and restate AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes; (iv) a proposal to ratify the amendment to extend the expiration of the American International Group, Inc. Tax Asset Protection Plan; and (v) the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2017.

The shareholders elected all thirteen director nominees presented, approved the non-binding advisory resolution to approve executive compensation, approved the proposal to amend and restate AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes, approved the proposal to ratify the amendment to extend the expiration of the American International Group, Inc. Tax Asset Protection Plan, and ratified the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2017. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Abstain	Broker Non-Votes
W. Don Cornwell	715,456,460	12,440,489	16,190,988	53,103,682
Brian Duperreault	743,165,521	467,732	454,684	53,103,682
Peter R. Fisher	727,160,524	738,249	16,189,164	53,103,682
John H. Fitzpatrick	727,315,403	588,041	16,184,493	53,103,682
William G. Jurgensen	727,217,153	689,410	16,181,374	53,103,682
Christopher S. Lynch	726,599,382	1,310,258	16,178,297	53,103,682
Samuel J. Merksamer	723,989,216	3,904,508	16,194,213	53,103,682
Henry S. Miller	727,215,627	692,741	16,179,569	53,103,682
Linda A. Mills	725,098,194	2,820,822	16,168,921	53,103,682
Suzanne Nora Johnson	722,611,677	5,312,930	16,163,330	53,103,682
Ronald A. Rittenmeyer	723,074,010	4,821,163	16,192,764	53,103,682
Douglas M. Steenland	707,150,560	16,502,090	20,435,287	53,103,682
Theresa M. Stone	727,010,002	918,020	16,159,915	53,103,682

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution to approve executive compensation	666,303,288	13,258,178	64,526,471	53,103,682
Amendment and restatement of AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes	702,769,362	47,127,797	47,294,460	0
Ratification of the amendment to extend the expiration of the American International Group, Inc. Tax Asset Protection Plan	636,924,246	60,254,728	46,908,963	53,103,682
Ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2017	770,990,877	25,660,746	539,996	0

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of American International Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: June 28, 2017	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of American International Group, Inc.